Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We hereby consent to the incorporation by reference in the Registration Statement No. 333-155249 on Form S-8 of Newfield Exploration Company, of our report dated March 29, 2010, relating to the Statements of Financial Condition as of December 31, 2009 and 2008 and the Statements of Income and Changes in Plan Equity for the years then ended of the Newfield Exploration Company Deferred Compensation Plan.

/s/ McConnell & Jones LLP
 Houston, Texas
 March 29, 2010